EXHIBIT 1.4

                                     BERMUDA

                           CERTIFICATE OF AMALGAMATION

I HEREBY, in accordance with the provisions of Section 108 of the Companies Act, 1981 (hereinafter referred to as "the Act"), issue this Certificate of Amalgamation to the amalgamated company bearing the name

                         FLEXEMESSAGING ACQUISITION LTD.

consequent upon the amalgamation of FLEXEMESSAGING ACQUISITION LTD. and FLEXEMESSAGING.COM, INC. effective the 18th day of OCTOBER, 2001.

I CERTIFY that the amalgamated company was registered on the 18TH day of OCTOBER, 2001.

The Memorandum of Association of FLEXEMESSAGING ACQUISITION LTD. shall be the Memorandum of Association of the amalgamted company, and the Certificate of Amalgamation shall be deemed to be the Certificate of Incorporation of the amalgamated company pursuant to Section 109(g) of the Act.

                                       Given under my hand and the Seal of the
      [SEAL]                           REGISTRAR OF COMPANIES this 15TH
                                       day of OCTOBER, 2001.

                                       FOR ACTING REGISTRAR OF COMPANIES